UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2026
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On May 14, 2026, Lee Enterprises, Incorporated (“Lee” or the “Company”) entered into a Management Agreement (the “Agreement”) with Hoffmann Media Group (“Hoffmann”), pursuant to which Lee will manage and operate certain newspaper publications and related digital properties owned by Hoffmann.

The Agreement has an initial term commencing June 1, 2026 and continuing through May 31, 2031, unless terminated earlier in accordance with its terms, and may thereafter be extended for successive one-year periods upon mutual agreement of the parties.

Under the Agreement, Lee will provide operational management services for Hoffmann publications and related digital platforms identified in the Agreement, including publications in Florida, California, Michigan, Missouri, Colorado and other markets. Lee will have authority to implement operational, revenue and business transformation initiatives consistent with annual operating and capital budgets approved through a joint budget process between the parties.

Pursuant to the Agreement, Hoffmann will pay Lee a fixed management fee of $135,000 per fiscal quarter for publications owned by Hoffmann as of the Agreement start date, as well as a variable fee equal to 20% of the prior quarter’s EBITDA (as defined in the Agreement) attributable to publications acquired by Hoffmann after the start date. Hoffmann will also reimburse Lee for certain shared services provided under the Agreement on an at-cost basis without markup.

The Agreement provides that all revenue generated by the Hoffmann publications will belong to Hoffmann, and Hoffmann will remain responsible for maintaining working capital and payment of accounts payable, payroll and applicable taxes associated with the publications. The parties also agreed to certain approval rights relating to major operational decisions, capital expenditures, labor matters and asset transactions.

David Hoffmann, a principal of Hoffmann Media Group, is the Company’s majority shareholder and Chairman of the Board. The Company’s Board of Directors reviewed and approved the Agreement in accordance with the Company’s related party transaction policies and procedures. Mr. Hoffmann recused himself from the Board’s consideration of and voting on the Agreement.

The Agreement includes customary provisions regarding confidentiality, indemnification, limitation of liability, transition services upon termination and dispute resolution. Either party may terminate the Agreement upon specified events, including if annual EBITDA (as defined in the Agreement) falls below $1.0 million or upon certain bankruptcy or insolvency events affecting the other party.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	May 20, 2026	By:	/s/ Joshua P. Rinehults
Joshua P. Rinehults
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)